UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2012

COLGATE-PALMOLIVE COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on March 8, 2012, the Board of Directors of Colgate-Palmolive Company (“Colgate”) elected Mr. Nikesh Arora, Senior Vice President and Chief Business Officer of Google, Inc., to the Board of Directors effective March 15, 2012. Mr. Arora, 44, brings extensive international leadership experience and strong knowledge of finance and information technology to the Colgate Board. Prior to joining Google in 2004, Mr. Arora served as Chief Marketing Officer of the T-Mobile International Division of Deutsche Telekom AG, was Chief Executive Officer and Founder of T-Motion PLC and held finance and technology management positions at Fidelity Investments.

During 2011, in the ordinary course of business Colgate purchased advertising from Google on arm’s length terms, totaling approximately $7 million. In accordance with the Company’s Related Person Transaction Policy, these transactions were referred to and approved by the independent directors of the Colgate Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2012	COLGATE-PALMOLIVE COMPANY

By: /s/ Andrew D. Hendry
	Name:	Andrew D. Hendry
	Title:	Chief Legal Officer and Secretary